Exhibit 99.1

P R E S S R E L E A S E

Synthesis Energy Systems Achieves First Methanol Production from Yima Joint Venture Project

Production milestone sets stage for SES to achieve sustainable financial results in China

HOUSTON, January 7, 2013 – Synthesis Energy Systems, Inc. (NASDAQ: SYMX) (“SES”) announces that the Yima Joint Venture plant has started to produce methanol, moving the Company closer to generating meaningful financial results from its China business in 2013.

The plant will be ramping up methanol production to full capacity as the Yima Joint Venture completes all remaining commissioning and start-up steps throughout the first half of 2013.

Located in Henan Province, China, the state-of-the-art, $250 million coal-to-methanol facility uses SES’ patented and proprietary gasification technologies. It has been constructed through a 75/25 percent owned joint venture between Yima Coal Industry Group Co. Ltd., a large, integrated Chinese coal company, and SES, respectively. When it reaches full capacity later this year, the plant is expected to cleanly convert some 2,400 tonnes per day of high ash Yima coal into 300,000 tonnes per year of refined methanol. There is a large and growing market for refined methanol in China as the demand for non-traditional utilization of methanol for production of olefins and transportation fuels is rapidly increasing in the country.

“We are pleased our Yima JV generated the first methanol production by the end of 2012, as planned. This project represents a significant accomplishment for SES and is expected to generate meaningful cash flows for the Company. We expect the Yima Joint Venture to quickly ramp up methanol production rates and sales this year in order to achieve sustainable full capacity production levels,” said Robert Rigdon, president and CEO, SES.

“The Yima project is being carefully monitored by other potential partners and customers of SES. We believe the production of methanol will be a major catalyst for further commercialization of our technology and enable us to realize the value of the significant pipeline of Chinese and global opportunities we have built over the past three years while this project has been under construction,” said Mr. Rigdon.

History of Yima Joint Venture Project

In August 2009, SES and Yima entered into amended joint venture contracts for the gasification, methanol/methanol protein production and utility island components of the plant, collectively referred to as the Yima Joint Ventures. Government approvals were received and detailed design engineering and construction of the plant began in 2009.

The project is phase one of the Maozhuang Industrial Park - a planned $4B USD industrial park in Henan Province, China. This phase one project is a $250 million integrated coal-to-methanol plant, with facilities to develop production of methanol protein. When phase one is completed, the plant is expected to produce a minimum of 300,000 tonnes of refined methanol annually.

Two additional phases of coal gasification projects are planned to start at this location upon successful completion of the phase one plant. Phase two is expected to add additional capacity of 300,000 tonnes per annum of refined methanol or methanol equivalent products, and phase three is expected to add additional capacity of 600,000 tonnes per annum of refined methanol or methanol equivalent products. These three phases together make up approximately 50 percent of the planned investment at the Maozhuang Industrial park.

Photographs and an artist’s rendering of the Yima Joint Venture Project in China are available upon request.

SES’ Advanced Gasification Technology

SES has the only commercially available gasification technology proven to economically process the lowest quality coal feed stocks, which represent approximately 50 percent of total recoverable global coal reserves. The company has developed significant intellectual property protecting its advanced fluidized bed gasification technology, which is based upon the U-GAS® fluidized bed gasification technology licensed exclusively from the Gas Technology Institute. Its primary advantages, relative to other gasification technologies, are much greater fuel flexibility provided by the ability to use all types of coal and many coal waste products as well as renewable biomass and municipal waste feed stocks. These feed stocks which include low quality, high ash and high moisture coals are available and significantly cheaper than higher grade coals. The technology cleanly converts these feedstocks into synthesis gas (syngas) in a cost effective and environmentally friendly manner. It has low water consumption and does not produce any harmful byproducts. The technology can be modularized and installed on a small scale or large scale enabling the rapid construction of plants at a lower capital cost, and in many cases, in closer proximity to coal sources.

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, please visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to effect the proposed ZJX/China Energy transaction based on its ongoing discussions with ZJX and China Energy, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

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Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC (Investors)

Matthew D. Haines

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Emily Simmons

Account Executive

(212) 808-4904

SES@feintuchpr.com